                                                                   Exhibit 10.53


                           CASHLESS LICENSE AGREEMENT

         This Cashless License Agreement (hereinafter "Agreement") is entered into this 18th day of September, 2000 (hereinafter "Effective Date") by and between Anchor Gaming a Nevada corporation, with principal offices at 815 Pilot Road, Suite G, Las Vegas, Nevada 89119 ("Anchor"), and WMS Gaming Inc., Delaware corporation, with principal offices at 3401 North California Avenue, Chicago, Illinois 60618 ("Licensee").

         WHEREAS Anchor has authority to license certain intellectual property rights relating to a Cashless Gaming System, such rights being offered as an Intellectual Property Package ("IPP") (defined below);

          WHEREAS Licensee is desirous of obtaining a license to use the intellectual property contained in the IPP, in the event the Gaming Machines (defined below) made, leased or sold by Licensee will be utilized in a Covered Cashless Gaming System (defined below); and

          WHEREAS Anchor is desirous of granting Licensee a license to such IPP for such Gaming Machines.

         NOW THEREFORE in consideration of the foregoing, the covenants hereafter set forth, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       Definitions:

         1.1 "Affiliates" means all direct and indirect parents of a Party and all direct and indirect subsidiaries of such parents. A "parent" is a person or entity that is in Control of another person or entity, and a "subsidiary" is a person or entity that is under the Control of another person or entity.

         1.2 "Cashless Gaming System" means a system for adding or removing credits or funds from Gaming Machines, employing tickets, coupons, tokens, cards or other instruments of identification to add credits or funds on a Gaming Machine or to remove credits or funds from a Gaming Machine, in order to eliminate or reduce the use of government issued bills and/or coins.

         1.3 "Control" means control the legal, beneficial or equitable ownership, directly or indirectly, of 50% or more of the aggregate of all voting equity interests in an entity.

         1.4 "Covered Cashless Gaming System" means a Cashless Gaming System covered by a patent claim of the IPP.

         1.5      "Effective Date" is defined in the preamble.

         1.6 "Gaming Machine" means gaming machines, gaming devices, slot machines, video lottery terminals, and the like as set forth in NRS 463.0155, .0191, and all other relevant provisions of the Nevada Gaming Control Act (NRS Chapter 463), and comparable provisions of other jurisdictions where such devices are legal.

         1.7 "Intellectual Property Package" or "IPP" means those patents and the continuations, continuations-in-part, divisionals, reissues, reexaminations and foreign counterparts related thereto, relating to Cashless Gaming Systems owned by the IPP Parties or that the IPP Parties have a right to license.

         1.8 "IPP Parties" means IGT, a Nevada corporation with a place of business at 9295 Prototype Drive, Reno, Nevada 89511, and Anchor, as owners or holders of the right to sublicense the IPP.

         1.9 "Licensed IPP" means the IPP licensed by Anchor to Licensee pursuant to this Agreement and which is set forth on Exhibit A, which may be amended from time to time.

         1.10 "Licensee Patents" means patents owned by Licensee or that Licensee has a right to license relating to a Cashless Gaming System.

         1.11 "License Tag" means a physical tag that will be provided to Licensee by Anchor for display on Royalty Bearing Products.

         1.12 "MGM Patent" means U.S. Patent No. 6,048,269 owned by MGM Grand, Inc.

         1.13 "Royalty Bearing Product" means a Gaming Machine manufactured, sold or distributed subsequent to June 15, 2000 and used in a Covered Cashless Gaming System or a Gaming Machine owned by Licensee and placed or operated(ing) in a Covered Cashless Gaming System.

         1.14 "Unaffiliated Third Party" means a third party that a Party does not directly or indirectly Control or which does not directly or indirectly Control a Party.

2.       Grant

         2.1 Grant by Anchor. Anchor grants to Licensee a non-exclusive, non-transferable, worldwide license under the Licensed IPP to make, use, market and sell Gaming Machines for use in a Covered Cashless Gaming System. Anchor also grants Licensee the right to have a third party manufacture components for Royalty Bearing Products, but only to the extent such components are installed in a Royalty Bearing Product. Licensee shall have no right to sub-license the Licensed IPP.

         2.2 Condition on Sales. Licensee agrees that it will incorporate the following condition (as shall be amended from time to time to identify additional patents added to the Licensed IPP) in all of its sales, lease and placement agreements of Royalty Bearing Products and that it will have each of its customers initial the condition as having been read at the time of sale, lease or placement of the Royalty Bearing Product.

                      "This gaming machine is licensed to utilize methods covered by one or both of the following patents, U.S. Patent No. 5,290,033 and 5,265,874 ('Licensed Patents'). Customer acknowledges and agrees that use of this gaming machine with an unlicensed cashless gaming system constitutes an unlicensed use with respect to the Licensed Patents and that no rights or licenses contained in this sales, lease or placement agreement permits or licenses such use by it or any other party. Customer also acknowledges that the license may not be transferred from one gaming machine to another and that any sale of this licensed gaming machined by Customer voids the license. Customer may transfer this licensed gaming machine only between affiliated properties by obtaining a transfer authorization certificate. Such transfer authorization certificate may be obtained from Anchor Gaming upon proof that the property qualifies as an affiliated property and payment of a transfer fee. Affiliated properties are two properties that have a common owner and where the common owner maintains a majority interest in both properties."

         2.3 Additions to IPP. Anchor shall make commercially reasonable good faith efforts to add patents to the IPP. Anchor shall promptly disclose such additional IPP patents to Licensee, and Licensee shall have the right, in its sole discretion, to add such additional IPP patents to the list of Licensed IPP.

         2.4      [*]

3.       License Fees:

         3.1 Initial License Fee. Licensee agrees to pay Anchor [*] ("Initial License Fee") for each Royalty Bearing Product; provided; however, that for each such Royalty Bearing Product sold, leased, placed or operated by Licensee prior to the MGM Patent being added to the IPP, Licensee shall be entitled to [*].

* INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         3.2 License Tag. Anchor shall provide to Licensee a License Tag to be affixed to the outside of each Royalty Bearing Product. The License Tag shall be placed adjacent to the serial number for the Gaming Machine.

         3.3      [*]

         3.4 License Fee Adjustments. After the Effective Date, if an IPP Party expends any financial resources to acquire any patents (by any means, including without limitation, the acquisition of a company), or the right to grant sublicenses to any patents, relating to a Cashless Gaming System from any Unaffiliated Third Party (other than the MGM Patent and any Bally Gaming, Inc. patents relating to a Cashless Gaming System), and such patents are added to the IPP, and Licensee desires to include such patents in the Licensed IPP (i.e., Exhibit A is amended to add such patents), the Parties agree that the Initial License Fee shall be increased; provided, however, that such increase shall in no event be greater than the lesser of (a) [*] of the increase in the standard license fee paid by an Unaffiliated Third Party ("Standard License Fee"), or (b) [*].

         3.5 Payment and Reporting Schedule. Licensee will pay all license fees owed to Anchor within fifteen (15) calendar days following the end of the calendar month in which the Royalty Bearing Product was sold, leased or placed with a third party. All license fees in this Agreement will be paid by Licensee to Anchor in United States dollars. Any amount due Anchor hereunder that is not paid will thereafter bear interest until paid at a rate of interest equal to the lesser of [*] per annum or the maximum interest rate allowed by applicable law. Within fifteen (15) calendar days following the end of each calendar month, and at the same time Licensee makes payment of the license fees hereunder, Licensee shall furnish to Anchor a full and complete statement, duly certified by an officer of Licensee to be true and accurate, showing: (a) the number of Royalty Bearing Products that Licensee sold, leased or placed with a third party during the calendar month in question, (b) the serial number of each such Royalty Bearing Product, (c) the customer that purchased, leased or received each Royalty Bearing Product, (d) the location at which the Royalty Bearing Product is licensed, and (e) the amount of license fees due.


* INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         3.6 Failure to Pay License Fee. If Licensee fails to pay a license fee for any product or method within the scope of any claim of the Licensed IPP on the grounds that such product or method is not covered by the Licensed IPP, and if an IPP Party asserts that Licensee's acts infringe the Licensed IPP, then Licensee shall not be entitled to correct such alleged infringement by asserting a right to obtain a license under this Agreement, and the appropriate IPP Party may immediately initiate an action against Licensee for patent infringement. Notwithstanding this Agreement or any other agreement to the contrary, to the extent that any patent infringement litigation commences against Licensee as a result of such failure, the license fee set forth in this Agreement shall not be used by Licensee or a court in determining the appropriate amount of damages applicable to such infringement.

         3.7 Taxes. License fees, and any other charges described in this Agreement do not include sales, use, property, excise, service, or similar taxes ("Taxes") now or hereafter levied by any federal, state or local entity or other applicable body, all of which shall be for Licensee's account. If Anchor is required to pay Taxes as a result of this license grant, Anchor shall invoice Licensee for such Taxes. Licensee hereby agrees to indemnify and hold harmless Anchor for any Taxes and related costs, interest and penalties paid or payable by Anchor. Licensee shall not be responsible for paying any income taxes of Anchor or the IPP Parties.

4.       TERM AND TERMINATION:

         4.1 Term. Unless terminated sooner in accordance with this Article, the term of this Agreement will commence on the Effective Date and will continue in full force and effect for an initial term of [*] ("Initial Term").

         4.2 Renewal Term. To the extent Licensee desires to renew this Agreement beyond the Initial Term, the Parties agree to negotiate in good faith the terms of any such renewal agreement, taking into account the prevailing rates for comparable license fees in the market. Anchor agrees that the royalty offered to Licensee for the [*] renewal term shall be no greater than [*] of the highest royalty rate Anchor has received from another licensee for the Licensed IPP.

         4.3 For Cause. Each Party shall have the right to terminate this Agreement by written notice to the other Party in the event of the breach by the other Party of any of its material obligations hereunder and the failure to remedy such material breach within thirty (30) days following the receipt of written notice of such breach from the non-breaching Party; provided, however, that if after using commercially reasonable efforts such breach could not be cured by the other Party within such thirty (30) day period, the cure period for such breach shall be extended for an additional 150 days (provided that such breach is capable of cure and the other Party continues to diligently pursue such cure), unless otherwise agreed in writing.

         * INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         4.4      [*]

         4.5 Customer Rights Upon Termination. The termination of this Agreement for any reason shall not impair the right of any customer who has already purchased and taken title to Royalty Bearing Products for use with a Licensed Cashless Gaming System.

         4.6 No Reimbursement. In the event of termination of this Agreement for any reason, Anchor shall have no obligation to refund any amounts paid to it under this Agreement. The preceding sentence should in no way limit Licensee's ability to collect direct damages in the event of a breach of this Agreement by Anchor.

         4.7 Unpaid Royalty. Upon termination of this Agreement, Anchor may at its option compel payment of the license fee for any Royalty Bearing Product made, used, sold, leased or placed by Licensee during the term of the Agreement, if the license fee has not been paid by Licensee and the Royalty Bearing Product was used without a license in a Covered Cashless Gaming System.

5.       REPRESENTATIONS AND COVENANTS:

         5.1 General Representation. Each Party represents that it has the right, power and authority to enter into this Agreement, the ability to perform its obligations under this Agreement, and that the persons executing this Agreement have the authority to act for and to bind each respective Party.

         5.2 Consents. Each Party represents that to the extent any third party consents are required for the performance of any of its obligations under this Agreement, it has obtained or shall obtain such consents.

         5.3 IPP Patents. Anchor represents that, as of the Effective Date, the IPP represents all the patent rights held by the IPP Parties relating to Cashless Gaming Systems, and that the IPP Parties have authorized Anchor to grant the license described herein.

6.       DISCLAIMER:

         NEITHER ANCHOR NOR THE IPP PARTIES MAKE ANY WARRANTIES, AND EACH OF ANCHOR AND THE IPP P ARTIES EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OF ANY KIND.

         * INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.       RETENTION OF RECORDS AND AUDIT.

         7.1 Records. For the term of this Agreement and for two years thereafter, Licensee shall keep full and accurate books of account and copies of all documents and other materials relating to this Agreement at Licensee's principal office.

         7.2 Audit. Licensee agrees to keep true and accurate records for the purpose of making the reports described in Section 3.5 of the Agreement. Anchor shall have the right to nominate an independent auditor acceptable to and approved by Licensee, which approval shall not be unreasonably withheld, who shall have access to the records of Licensee during reasonable business hours for the purpose of verifying compliance with the reporting obligations set forth in Section 3.5. The auditor shall disclose to Anchor only information relating to the accuracy of the royalty report and payments made according to this Agreement. If any audit or examination of Licensee's books and records reveals that Licensee has failed to properly account for and pay license fees owing to Anchor hereunder, and the amount of any license fees that Licensee has failed to properly account for and pay in any quarterly accounting period exceeds by five (5%) or more of the license fees actually accounted for and paid to Anchor for such period, Licensee will, in addition to paying Anchor such past due license fees, reimburse Anchor for all reasonable audit costs, fees, costs, and expenses incurred in conducting such audit or examination, together with interest on the overdue license fees.

8.       PATENT MARKINGS.

         Licensee shall affix to each Royalty Bearing Product a patent marking notice consistent with 35 U.S.C. ss. 287 that identifies all applicable patent numbers, and will also affix a License Tag supplied to it by Anchor to each Royalty Bearing Product. Such License Tag shall be affixed in such a manner that it is clearly visible on the outside of the Royalty Bearing Product. Licensee also agrees to mark all Royalty Bearing Products with any other applicable proprietary legends as may be reasonably requested by Anchor to ensure that the rights under the IPP are fully protected under all applicable laws.

9.       REGULATORY COMPLIANCE.

         9.1 Regulatory Approvals and Licenses. Performance of this Agreement in each jurisdiction is contingent upon each Party possessing or receiving any necessary initial and continuing approvals and licenses from the regulatory authorities in each of the jurisdictions where the Parties operate and that have jurisdiction over the Parties or the subject matter of this Agreement.

         9.2 Termination. Each Party shall cooperate with any requests, inquiries, or investigations of any regulatory authorities or law enforcement agencies in connection with Licensee or Anchor, their Affiliates or related companies or persons, or this Agreement or obtaining regulatory approval. If any license or approval necessary for either Party to perform under this Agreement is denied, suspended, or revoked, this Agreement shall terminate immediately and neither

                  Party shall have any additional rights hereunder; provided, however, that if the denial, suspension, or revocation affects performance of this Agreement in part only (e.g., in a jurisdiction), the Parties may by mutual agreement continue to perform under this Agreement to the extent it is unaffected by the denial, suspension, or revocation.

         9.3 Compliance. Anchor and Licensee acknowledge that each Party operates under privileged licenses in a highly regulated industry, maintains a compliance program to protect and preserve its name, reputation, integrity, and good will through a thorough review and determination of the integrity and fitness, both initially and thereafter, of any person or company that performs work for Anchor or Licensee or their respective Affiliates, or with which those companies are otherwise associated, and to monitor compliance with the requirements established by gaming regulatory authorities in various jurisdictions around the world. Each Party shall cooperate with the other Party and its compliance committee as reasonably requested and provide the committee with such information as it may reasonably request on appropriate notice. Either Party may terminate this Agreement in the event that either Party or its respective compliance committee discovers facts with respect to the other Party or this Agreement that would, in the reasonable opinion of that Party or its committee or both, jeopardize the gaming licenses, permits, or status of that Party or any of its Affiliates, with any gaming commission, board, or similar regulatory or law enforcement authority. If reasonable and appropriate, the Parties may provide notice of, and attempt to resolve, any problems and concerns, relating to such facts.

10.      MISCELLANEOUS.

         10.1 Relationship of the Parties. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between WMS and Anchor, and neither Party shall have any right to obligate or bind the other Party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

         10.2 Headings. The Article and Section headings contained herein are for convenience of reference only and shall not serve to limit, expand or interpret the Articles and Sections to which they apply, and shall not be deemed a part of this Agreement.

         10.3 Confidentiality of Agreement. Each Party shall maintain this Agreement in confidence and shall not disclose, confirm or otherwise discuss this Agreement, or its terms and conditions, except as may be necessary to the their respective accountants, affiliates, legal counsel, tax advisors, insurance carriers, shareholders, bankers, and gaming jurisdiction regulators, or as may be required by law, rule, regulation or in connection with any court order, subpoena or valid process of law.

         10.4 Assignment. Licensee may not assign this Agreement or any of its rights or duties hereunder without the prior written consent of the Licensor; provided, however, that Licensee may assign this Agreement to an Affiliate.

         10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the permitted assigns and successors of the Parties.

         10.6 Amendment Waiver. No modification, amendment, supplement to or waiver of any provision of this Agreement will be binding upon the Parties unless made in a writing signed by the Parties. A failure of either Party to exercise any right provided for herein shall not be deemed to be waiver of any right hereunder.

         10.7 Governing Law. This Agreement is entered into the State of Nevada and shall be construed and interpreted in accordance with its laws, without regard to conflict of law provisions.

         10.8 Severability. If any provision of this Agreement is found or held to be invalid or unenforceable, the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation shall save such provision, it will be severed from the remainder of this Agreement, as appropriate. The remainder of this Agreement shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by either party. If either Party deems the severed provisions to be material, then that Party may terminate this Agreement upon giving thirty (30) days prior written notice.

         10.9 Notice. If a Party is required or permitted to give notice to the other Party under this Agreement, such notice shall be deemed given either (a) when transmitted by facsimile or (b) two business days after depositing the notice in the U.S. mail, first-class postage prepaid, at the address specified above, or at such other address or facsimile number as the party may specify in writing in accordance with this Section.

                           If to Licensee:    WMS Gaming Inc.
                                              3401 N. California Avenue
                                              Chicago, IL  60618
                                              [*]

                           With a copy to:    Winston & Stawn
                                              35 W. Wacker Drive
                                              Chicago, IL  60601
                                              [*]

* INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  With a copy to:     Shack & Siegel, P.C.
                                      530 Fifth Avenue
                                      New York, NY  10036
                                      [*]

                  If to Anchor:       Anchor Gaming
                                      815 Pilot Road, Suite G
                                      Las Vegas, NV  89119
                                      [*]

                  With a copy to:     International Game Technology
                                      9295 Prototype Drive
                                      Reno, NV 89510
                                      [*]

                                      Kirkland & Ellis
                                      200 E. Randolph Drive
                                      Chicago, IL  60601
                                      [*]

         10.10 Publicity/Public Announcements. Neither party shall use the name of the other party in publicity, advertising or similar activity without the prior written consent of the other, which consent shall not be unreasonably delayed or withheld.

         10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same document.

         10.12 Entire Agreement. This Agreement sets forth the entire agreement between the Parties as it relates to the subject matter of this Agreement, and it replaces, supersedes any and all prior agreements, promises, proposals, representations, understandings, negotiations, written or not relating to the same.

* INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or representatives.

WMS GAMING INC.                                      ANCHOR GAMING


By: Brian R. Gamache                                 By: T. J. Matthews
    -------------------------                            -----------------------
Name: Brian R. Gamache                               Name: T. J. Matthews
Title: President and CEO                             Title: CEO
Date: 9/11/00                                        Date: 9/21/00

                                   EXHIBIT A

                                 LICENSED IPP

--------------------------------------------------------------------------------
COUNTRY               PATENT NO.      ISSUE DATE              TITLE
--------------------------------------------------------------------------------
United States         5,265,874         11/30/93      Cashless Gaming Apparatus
                                                      and Method
--------------------------------------------------------------------------------

United States         5,290,033         03/01/93      Gaming Machine and Coupons
--------------------------------------------------------------------------------




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